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                                                           EXHIBIT 21




Company and Subsidiaries:


                                                                  PERCENTAGE OF VOTING
                                    SOVEREIGN POWER               SECURITIES OWNED BY
                                 UNDER WHICH ORGANIZED            IMMEDIATE PARENT
                                 ---------------------            ----------------

International Paper
Company (the "Company")               New York                    Parent

Federal Paper Board
Company, Inc.                         North Carolina              100%

IP Timberlands, Ltd.                  Texas                       100%; prior to March 25,
                                                                  1998, the Company
                                                                  owned 100% of the
                                                                  Class A Common Stock and
                                                                  Class B Common Stock of
                                                                  IP Forest Resources
                                                                  Company, managing general
                                                                  partner of IPT, and 84%
                                                                  of the Class A Depositary
                                                                  Units and 100% of the Class
                                                                  B Depositary Units of IPT.

Names of subsidiaries which, if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, have been omitted.